UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2014

IMPRIMIS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35814	45-0567010
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12626 High Bluff Drive, Suite 150
San Diego, CA	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 704-4040

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets

On April 1, 2014, Imprimis Pharmaceuticals, Inc. (the “Company”) completed the acquisition of all of the outstanding membership interests of Pharmacy Creations, LLC (“Pharmacy Creations”) from J. Scott Karolchyk and Bernard Covalesky (the “Sellers”, and such transaction, the “Acquisition”), pursuant to the Membership Interest Purchase Agreement, dated February 10, 2014, by and among the Company and the Sellers (the “Purchase Agreement”). Pharmacy Creations is a New Jersey compounding pharmacy that is licensed in or may currently ship compounded sterile and non-sterile formulations to 17 U.S. States, Washington D.C., Puerto Rico and Canada. Pharmacy Creations also has compounding pharmacy license applications pending in 16 U.S. States and is actively pursuing licensure in the remaining U.S. States.

On April 1, 2014, in connection with the closing of the Acquisition (the “Closing”), the Company paid to the Sellers an aggregate cash purchase price of $600,000. The cash purchase price is subject to subsequent adjustment based on the final calculation of Pharmacy Creations’ earnings before income, taxes, depreciation and amortization for the fiscal year ended December 31, 2013. In addition, the Sellers are entitled to receive additional contingent consideration upon the satisfaction of certain conditions:

●	A contingent cash payment of an aggregate of $50,000, payable only if Pharmacy Creations earns revenue of over $3,500,000 for the 12 month period ending March 31, 2015.

●	A contingent stock payment of up to an aggregate of 215,910 shares of the Company’s common stock, issuable only if the following revenue milestones are met:

●	if Pharmacy Creations earns revenue of over $7,500,000 during the 12 month period ending March 31, 2016, all 215,190 shares;

●	if Pharmacy Creations earns revenue of between $3,500,000 and $7,500,000 during the 12 month period ending March 31, 2016, that number of shares of Common Stock equal to the amount that such revenue exceeds $3,500,000 divided by 18.5882, rounded down to the last whole number (not to exceed 215,190 shares).

The Purchase Agreement provides that the Company shall invest an aggregate of $1,000,000 by March 31, 2016 in the Pharmacy Creations facilities (which could include upgrading the current Pharmacy Creations facilities or construction of a new pharmacy or outsourcing facility) and investments in personnel, equipment, technology, other systems and processes and marketing and sales.

The above description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement. The representations and warranties contained in the Purchase Agreement were made only for the purposes of the agreement as of specific dates and may have been qualified by certain disclosures between the parties and a contractual standard of materiality different from those generally applicable to stockholders, among other limitations. The representations and warranties were made for the purposes of allocating contractual risk between the parties to the Purchase Agreement and should not be relied upon as a disclosure of factual information relating to the Company or Pharmacy Creations.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial information required by this item, if any, with respect to the Acquisition, will be filed as soon as practicable, and in any event within the timeframe required by Form 8-K.

(b) Pro Forma Financial Information.

The pro forma financial information required by this item, if any, with respect to the Acquisition, will be filed as soon as practicable, and in any event within the timeframe required by Form 8-K.

(d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION

2.1	Membership Interest Purchase Agreement, dated February 10, 2014, among John Scott Karolchyk and Bernard Covalesky (as Sellers) and Imprimis Pharmaceuticals, Inc.* (Incorporated by reference to Exhibit 2.1 of the Company’s Form 8-K filed on February 11, 2014.)

* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or exhibit so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPRIMIS PHARMACEUTICALS, INC.

Dated: April 3, 2014	By:	/s/ Andrew R. Boll
	Name:	Andrew R. Boll
	Title:	Vice-President, Accounting and Public Reporting

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

2.1	Membership Interest Purchase Agreement, dated February 10, 2014, among John Scott Karolchyk and Bernard Covalesky (as Sellers) and Imprimis Pharmaceuticals, Inc.* (Incorporated by reference to Exhibit 2.1 of the Company’s Form 8-K filed on February 11, 2014.)

* Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request; provided, however that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedule or exhibit so furnished.